Exhibit 23.1

Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545
2228 South Fraser Street
Unit 1
Aurora, Colorado 80014


US Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form 10-KSB/A Annual Report, our letter dated March 15, 2006 except for Note 2 and Note 13, which is April 13, 2007, relating to the financial statements of South Texas Oil Company as of December 31, 2004 and 2005 and for the period from January 1, 2005 through December 31, 2005.


/s/ Larry O'Donnell
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Larry O'Donnell, CPA, P.C.

April 17, 2007
Aurora, Colorado